UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 21, 2006
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following properties on the dates indicated below:

One AT&T Center; St. Louis, Missouri

On December 21, 2006, MB REIT acquired through MB St. Louis Chestnut, L.L.C., a Delaware limited liability company, (“MBSLC”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a forty-two story office building known as One AT&T Center, containing approximately 1.5 million gross leasable square feet located at 909 Pine Street in St. Louis, Missouri.

MBSLC purchased this property from Southwestern Bell Telephone, L.P., an unaffiliated third party for a cash purchase price of approximately $204.9 million.  At closing , MBSLC entered into loan documents as the borrower of approximately $112.7 million from Bear Stearns Commercial Mortgage, Inc., (referred to herein as Bear Stearns).  The purchase price for the transaction was determined through negotiations between the seller and Inland Real Estate Acquisitions, an affiliate of our sponsor.  In evaluating One AT&T Center in St. Louis as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of future rental income, expected capital expenditures, costs of property maintenance, location, environmental  issues, demographics, the quality of the tenant, length of lease, price per square foot and the occupancy.  MBSLC believes that One AT&T Center in St. Louis is well located, has acceptable roadway access, has a high-quality tenant, is well maintained, is adequately insured and will be professionally managed.

Certain of the agreements relating to the purchase are being filed as Exhibits 10.142 and 10.143 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

One AT&T Center; St. Louis, Missouri

On December 21, 2006, MBSLC entered into loan documents as the borrower of approximately $112.7 million from Bear Stearns.  MBSLC’s obligations are secured by a first priority mortgage on the property commonly known as One AT&T Center located at 909 Chestnut Street in St. Louis, Missouri.  MBSLC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBSLC related to the property.  One AT&T Center was acquired by MBSLC on or about December 21, 2006.

The loan bears interest at the rate of 5.3425% per annum.  MBSLC is required to make interest-only payments on a monthly basis in the amount of $501,727 until the loan matures on January 1, 2037.  After January 1, 2017, MBSLC will pay, in addition to monthly interest, any excess cash flow related to the property to the lender.  Upon maturity, MBSLC will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLC may, in certain circumstances, prepay the unpaid principal balance of the loan, along with other amounts due under the loan documents, on or after January 1, 2010.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBSLC.  In connection with the loan, MBSLC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence or release of hazardous material on the property.  MB REIT, as sole member of MBSLC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBSLC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBSLC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBSLC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBSLC.

Certain of the mortgage loan documents are being filed as Exhibits 10.144, 10.145 and 10.146 hereto, each of which is incorporated into this Item 2.03 disclosure by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)          Financial Statements

AT&T St. Louis

On December 21, 2006, MB REIT, through a wholly-owned subsidiary formed for this purpose, purchased the One AT&T Center office building in St. Louis from an unaffiliated third party.  The property’s only tenant is AT&T Inc. (formerly known as SBC Communications, Inc.) (the “Tenant”).  The One AT&T Center is subject to a net lease in which all the non-financial operating and holding costs of the building are transferred to the Tenant.  Selected financial and operating data for the Tenant are provided below.  The Tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the Tenant’s September 30, 2006 Form 10-Q, the September 30, 2005 Form 10-Q, and the December 31, 2005 Form 10-K, respectively.

Selected Financial and Operating Data

Dollars in millions except per share amounts:	Sept. 30, 2006	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004	Dec. 31, 2003
Financial Data (1) (2)
Operating revenues	$47,164	$43,862	$30,855	$40,787	$40,498
Operating expenses	$39,452	$37,694	$25,819	$34,886	$34,214
Operating income	$7,712	$6,168	$5,036	$5,901	$6,284
Interest expense	$1,378	$1,456	$1,051	$1,023	$1,242
Equity in net income of affiliates	$1,438	$609	$342	$873	$1,253
Other income (expense) - net	$315	$14	$302	$922	$1,818
Income taxes	$2,669	$932	$1,498	$2,186	$2,857
Income from continuing operations	$5,418	$4,786	$3,131	$4,979	$5,859
Income from discontinued operations, net of tax (3)	$—	$—	$—	$908	$112
Income before extraordinary item and cumulative effect of accounting changes	$5,418	$4,786	$3,131	$5,887	$5,971
Net income (3)	$5,418	$4,786	$3,138	$5,887	$8,505

Earnings per common share:
Income from continuing operations	$1.40	$1.42	$0.95	$1.50	$1.77
Income before extraordinary item and cumulative effect of accounting changes	$1.40	$1.42	$0.95	$1.78	$1.80
Net income (4)	$1.40	$1.42	$0.95	$1.78	$2.56

Earnings per common share - assuming dilution:
Income from continuing operations	$1.39	$1.42	$0.95	$1.50	$1.76
Income before extraordinary item and cumulative effect of accounting changes	$1.39	$1.42	$0.95	$1.77	$1.80
Net income (4)	$1.39	$1.42	$0.95	$1.77	$2.56

Total assets	$143,892	$145,632	$104,104	$108,844	$100,233
Long-term debt	$26,799	$26,115	$17,822	$21,231	$16,097
Construction and capital expenditures	$6,158	$5,576	$3,743	$5,099	$5,219
Dividends declared per common share (5)	$0.9975	$1.30	$0.9675	$1.26	$1.41
Book value per common share	$14.37	$14.11	$12.21	$12.27	$11.57
Ratio of earnings to fixed charges	N/A	4.11	N/A	6.32	6.35
Debt ratio	36.3%	35.9%	36.6%	40.00%	32.00%
Weighted-average common shares outstanding (000,000)	3,880	3,368	3,300	3,310	3,318
Weighted-average common shares outstanding with dilution (000,000)	3,900	3,379	3,311	3,322	3,329
End of period common shares outstanding (000,000)	3,853	3,877	3,288	3,301	3,305

Operating Data
Network access lines in service (000) (6)	47,087	49,413	50,217	52,356	54,683
DSL lines in service (000) (6)	8,155	6,921	6,496	5,104	3,515
Wireless customers (000) - Cingular (7)	58,666	54,144	52,292	49,132	24,027
Number of employees (2)	179,420	189,950	154,500	162,700	168,950

(1)   Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

(2)   Amounts in 2005 reflect results from AT&T Corp. for the 43 days following the November 18, 2005 acquisition.

(3)   Our financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

(4)   Amounts include the following extraordinary item and cumulative effect of accounting changes: 2003, extraordinary loss of $7 related to the adoption of Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” and the cumulative effect of accounting changes of $2,541, which includes a $3,677 benefit related to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” and a $1,136 charge related to the January 1, 2003 change in the method in which we recognize revenues and expenses related to publishing directories from the “issue basis” method to the “amortization” method; 2002, charges related to a January 1, 2002 adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

(5)   Dividends declared by AT&T’s Board of Directors reflect the following: 2003, includes three additional dividends totaling $0.25 per share above our regular quarterly dividend payout.

(6)   The number presented reflects wireline segment lines in service.

(7)   The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

(d)                                 Exhibits

EXHIBIT NO.	DESCRIPTION

10.142	909 Chestnut Real Estate Sale Contract (Re: AT&T Center), dated as of November 3, 2006, by and between Southwestern Bell Telephone, L.P. and Inland Real Estate Acquisitions, Inc., as amended

10.143	Assignment of Purchase and Sale by and between MB St. Louis Chestnut, L.L.C. and Inland Real Estate Acquisitions, Inc., dated December 21, 2006 (Re: AT&T Center)

10.144	Loan Agreement, dated as of December 21, 2006, between MB St. Louis Chestnut, L.L.C. and Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center)

10.145	Promissory Note, dated as of December 21, 2006, made by MB St. Louis Chestnut, L.L.C. in favor of Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center)

10.146	Deed of Trust, Security Agreement and Fixture Filing, dated as of December 21, 2006, executed and delivered by MB St. Louis Chestnut, L.L.C. to Bear Stearns Commercial Mortgage, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	December 28, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.142	909 Chestnut Real Estate Sale Contract (Re: AT&T Center), dated as of November 3, 2006, by and between Southwestern Bell Telephone, L.P. and Inland Real Estate Acquisitions, Inc., as amended

10.143	Assignment of Purchase and Sale by and between MB St. Louis Chestnut, L.L.C. and Inland Real Estate Acquisitions, Inc., dated December 21, 2006 (Re: AT&T Center)

10.144	Loan Agreement, dated as of December 21, 2006, between MB St. Louis Chestnut, L.L.C. and Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center)

10.145	Promissory Note, dated as of December 21, 2006, made by MB St. Louis Chestnut, L.L.C. in favor of Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center)

10.146	Deed of Trust, Security Agreement and Fixture Filing, dated as of December 21, 2006, executed and delivered by MB St. Louis Chestnut, L.L.C. to Bear Stearns Commercial Mortgage, Inc.